Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Second Quarter of 2018

SACRAMENTO, California, July 20, 2018 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.3 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter and the six months ended June 30, 2018. Net income for the quarter ended June 30, 2018 was $3.6 million or $0.22 per share – diluted, compared with net income of $2.2 million or $0.15 per share – diluted for the same period of 2017. Net income for the six months ended June 30, 2018 was $6.9 million or $0.42 per share – diluted, compared with net income of $4.5 million or $0.31 per share – diluted for the same period of 2017.

Financial highlights for the second quarter of 2018:

●

Net income of $3.6 million was an increase of $1.4 million (64%) from $2.2 million earned during the same period in the prior year. Earnings of $0.22 per share – diluted was an increase of $0.07 (47%) from $0.15 per share – diluted earned during the same period in the prior year and reflects the impact of 2,738,096 shares of common stock sold and issued in the second quarter of 2017.

●	Net interest income increased $1.4 million (14%) to $11.6 million compared to $10.2 million for the same period in the prior year.
●	Return on average assets improved to 1.14% compared to 0.76% for the same period in the prior year.
●	Return on average equity improved to 11.32% compared to 7.85% for the same period in the prior year.
●	Average loans totaled $922.7 million, an increase of $101.4 million (12%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.2 billion, an increase of $110.6 million (10%) compared the same period in the prior year.
●	Average deposits totaled $1.1 billion, an increase of $39.3 million (4%) compared the same period in the prior year.
o	Average non-maturing deposits totaled $884.0 million, an increase of $77.2 million (10%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $170.8 million, a decrease of $37.9 million (18%) compared to the same period in the prior year.
●	The Company’s efficiency ratio was 61.16% compared to 69.17% for the same period in the prior year.
●	Nonperforming assets at June 30, 2018 totaled $4.4 million or 0.34% of total assets, a decrease of $6.3 million (59%) compared to June 30, 2017.
●	Book value per common share was $7.97 at June 30, 2018 compared to $7.75 at June 30, 2017.
●	Tangible book value per common share was $7.85 at June 30, 2018 compared to $7.61 at June 30, 2017.

Financial highlights for the six months ended June 30, 2018:

●

Net income of $6.9 million was an increase of $2.4 million (54%) from $4.5 million earned during the same period in the prior year. Earnings of $0.42 per share – diluted was an increase of $0.11 (35%) from $0.31 per share – diluted earned during the same period in the prior year and reflects the impact of 2,738,096 shares of common stock sold and issued in the second quarter of 2017.

●	Net interest income increased $3.0 million (15%) to $22.9 million compared to $19.9 million for the same period in the prior year.
●	Return on average assets improved to 1.10% compared to 0.78% for the same period in the prior year.
●	Return on average equity improved to 10.84% compared to 8.66% for the same period in the prior year.
●	Average loans totaled $903.4 million, an increase of $89.3 million (11%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.2 billion, an increase of $108.8 million (10%) compared to average earning assets for the same period in the prior year.
●	Average deposits totaled $1.1 billion, an increase of $48.8 million (5%) compared to average deposits for the same period in the prior year.
o	Average non-maturing deposits totaled $886.2 million, an increase of $68.3 million (11%) compared to average non-maturing deposits for the same period in the prior year.
o	Average certificates of deposit totaled $176.3 million, a decrease of $35.6 million (17%) compared to average certificates of deposit for the same period in the prior year.
●	The Company’s efficiency ratio was 63.15% compared to 70.24% during the same period in the prior year.
●	Nonperforming assets at June 30, 2018 totaled $4.4 million or 0.34% of total assets, a decrease of $1.5 million (51% annualized) since December 31, 2017.
●	Book value per common share was $7.97 at June 30, 2018 compared to $7.82 at December 31, 2017.
●	Tangible book value per common share was $7.85 at June 30, 2018 compared to $7.70 at December 31, 2017.

Randall S. Eslick, President and CEO commented: “I am pleased to report another quarter of improved earnings. The diligence and hard work of our dedicated employees resulted in net income for the second quarter of $3.6 million ($0.22 per share) which was a ROAA of 1.14% and a ROAE of 11.32%. These earnings supported our decision to increase our quarterly cash dividend per share from $0.03 to $0.04.”

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933 and Securities Act of 1934. These forward-looking statements (which involve our plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of our loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 under the heading “Risk Factors” and to subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)
	For The Three Months Ended			For The Six Months Ended
Net income, average assets and	June 30,		March 31,	June 30,
average shareholders' equity	2018	2017	2018	2018	2017
Net income	$3,618	$2,209	$3,241	$6,859	$4,461
Average total assets	$1,276,697	$1,170,447	$1,248,563	$1,262,710	$1,159,438
Average total earning assets	$1,208,281	$1,097,644	$1,181,857	$1,195,154	$1,086,404
Average shareholders' equity	$128,181	$112,855	$127,069	$127,628	$103,888

Selected performance ratios
Return on average assets	1.14%	0.76%	1.05%	1.10%	0.78%
Return on average equity	11.32%	7.85%	10.34%	10.84%	8.66%
Efficiency ratio	61.16%	69.17%	65.17%	63.15%	70.24%

Share and per share amounts
Weighted average shares - basic (1)	16,245	15,014	16,225	16,237	14,220
Weighted average shares - diluted	16,325	15,113	16,310	16,319	14,321
Earnings per share - basic	$0.22	$0.15	$0.20	$0.42	$0.31
Earnings per share - diluted	$0.22	$0.15	$0.20	$0.42	$0.31

	At June 30,		At March 31,
Share and per share amounts	2018	2017	2018
Common shares outstanding (2)	16,318	16,260	16,315
Book value per common share	$7.97	$7.75	$7.83
Tangible book value per common share (3)	$7.85	$7.61	$7.71

Capital ratios (4)
Bank of Commerce Holdings
Common equity tier 1 capital ratio	12.15%	12.55%	12.35%
Tier 1 capital ratio	13.07%	13.56%	13.31%
Total capital ratio	15.20%	15.83%	15.52%
Tier 1 leverage ratio	11.11%	11.38%	11.11%
Tangible common equity ratio (5)	10.02%	10.23%	10.11%

Redding Bank of Commerce
Common equity tier 1 capital ratio	12.51%	12.66%	12.62%
Tier 1 capital ratio	12.51%	12.66%	12.62%
Total capital ratio	13.72%	13.91%	13.87%
Tier 1 leverage ratio	10.60%	10.64%	10.51%

(1) Excludes unvested restricted shares issued in accordance with the Company's equity incentive plan, as they are non participative in dividends or voting rights.
(2) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.

(3) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

(4) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. Capital ratios for the Company include the benefit of $26.8 million net proceeds from the sale of 2,738,096 shares of common stock in the second quarter of 2017.

(5) Management believes the tangible common equity ratio is a useful measure of capital adequacy because it provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability of the Company to absorb potential losses. The tangible common equity ratio is calculated as total shareholders' equity less goodwill and core deposit intangible, net divided by total assets less goodwill and core deposit intangible, net.

BALANCE SHEET OVERVIEW

As of June 30, 2018, the Company had total consolidated assets of $1.3 billion, gross loans of $936.8 million, allowance for loan and lease losses (“ALLL”) of $12.4 million, total deposits of $1.1 billion, and shareholders’ equity of $130.1 million.

	TABLE 2
	LOAN BALANCES BY TYPE - UNAUDITED
	(amounts in thousands)
	At June 30,						At March 31,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2018	Total
Commercial	$139,670	15%	$145,335	18%	$(5,665)	(4%)	$137,870	15%
Real estate - construction and land development	21,292	2	22,275	3	(983)	(4%)	14,723	2
Real estate - commercial non-owner occupied	427,088	46	310,995	38	116,093	37%	405,192	46
Real estate - commercial owner occupied	199,412	21	191,737	24	7,675	4%	193,286	22
Real estate - residential - ITIN	39,424	4	43,229	5	(3,805)	(9%)	40,425	4
Real estate - residential - 1-4 family mortgage	33,391	4	18,904	2	14,487	77%	30,247	3
Real estate - residential - equity lines	28,879	3	32,133	4	(3,254)	(10%)	30,520	3
Consumer and other	47,660	5	50,780	6	(3,120)	(6%)	48,157	5
Gross loans	936,816	100%	815,388	100%	121,428	15%	900,420	100%
Deferred fees and costs	1,763		1,541		222		1,713
Loans, net of deferred fees and costs	938,579		816,929		121,650		902,133
Allowance for loan and lease losses	(12,388)		(11,688)		(700)		(12,295)
Net loans	$926,191		$805,241		$120,950		$889,838

Average yield on loans during the quarter	4.85%		4.77%		0.08		4.92%

The Company recorded gross loan balances of $936.8 million at June 30, 2018, compared with $815.4 million and $900.4 million at June 30, 2017 and March 31, 2018, respectively, an increase of $121.4 million and $36.4 million, respectively. The increase in gross loans compared to the same period a year ago and the prior period was organic and did not rely on loan pool purchases.

Average loan balances were $922.7 million for the quarter ended June 30, 2018, compared with $821.3 million for the quarter ended June 30, 2017 and $883.9 million for the quarter ended March 31, 2018, an increase of $101.4 million or 12% and an increase of $38.8 million or 18% annualized, respectively.

The average yield on loans during the current quarter was 4.85% compared to 4.77% and 4.92% for the quarters ended June 30, 2017 and March 31, 2018, respectively. The previous quarter income on loans of $10.7 million included $229 thousand from prepayment penalties and interest income from nonaccrual loans that were sold or repaid during the quarter which enhanced the average yield on a non-recurring basis by ten basis points.

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)
	At June 30,						At March 31,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2018	Total

Cash and due from banks	$23,996	9%	$23,420	7%	$576	2%	$16,247	6%
Interest-bearing deposits in other banks	15,690	5	73,434	22	(57,744)	(79%)	17,376	6
Total cash and cash equivalents	39,686	14	96,854	29	(57,168)	(59%)	33,623	12

Investment securities:
U.S. government and agencies	38,994	14	24,231	7	14,763	61%	41,179	14
Obligations of state and political subdivisions	58,479	20	58,400	17	79	—%	59,408	21
Residential mortgage backed securities and collateralized mortgage obligations	121,218	42	91,375	28	29,843	33%	125,567	43
Corporate securities	3,987	1	8,312	2	(4,325)	(52%)	3,958	1
Commercial mortgage backed securities	24,742	9	23,421	7	1,321	6%	25,520	9
Other asset backed securities	219	—	3,870	1	(3,651)	(94%)	285	—
Total investment securities - AFS	247,639	86	209,609	62	38,030	18%	255,917	88

Obligations of state and political subdivisions - HTM	—	—	31,329	9	(31,329)	(100%)	—	—
Total investment securities - AFS and HTM	247,639	86	240,938	71	6,701	3%	255,917	88
Total cash, cash equivalents and investment securities	$287,325	100%	$337,792	100%	$(50,467)	(15%)	$289,540	100%
Average yield on interest-bearing due from banks and investment securities during the quarter - (nominal)	2.56%		2.27%		0.29		2.45%

As of June 30, 2018, we maintained noninterest-bearing cash positions of $24.0 million and interest-bearing deposits of $15.7 million at the Federal Reserve Bank and correspondent banks. The reduction in cash and cash equivalents compared to a year previous reflects the seasonal decline in deposits which, in 2018, has been greater than it was in the prior two years.

Investment securities totaled $247.6 million at June 30, 2018, compared with $240.9 million and $255.9 million at June 30, 2017 and March 31, 2018, respectively. Our investment securities portfolio provides us with a secondary source of liquidity to fund higher yielding asset opportunities, such as loan originations. During the second quarter of 2018, we purchased one security with a par value of $1.2 million and weighted average yield of 3.0% and sold two securities with a par value of $1.1 million and weighted average yield of 3.04%. The sales activity on available-for-sale securities resulted in $4 thousand in net realized gains. During the same period, we received $6.8 million in proceeds from principal payments, calls and maturities within the investment securities portfolio.

Average securities balances and weighted average tax equivalent yields for the quarters ended June 30, 2018 and 2017 were $256.6 million and 2.82% compared to $217.6 million and 3.10%, respectively. The current quarter tax equivalent yields were reduced by 16 basis points as a result of the Tax Cuts and Jobs Act of 2017 which reduced the federal corporate tax rate from a graduated rate of 35% to a flat rate of 21%.

At June 30, 2018, our net unrealized losses on available-for-sale investment securities were $4.9 million compared with net unrealized gains of $682 thousand and net unrealized losses of $3.9 million at June 30, 2017 and March 31, 2018, respectively. The changes in the net unrealized loss on the investment securities portfolio are due to changes in market interest rates and the reclassification of all HTM securities to AFS during the fourth quarter of 2017.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)
	At June 30,						At March 31,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2018	Total
Demand - noninterest-bearing	$316,347	30%	$303,560	29%	$12,787	4%	$301,981	29%
Demand - interest-bearing	465,087	44	426,798	41	38,289	9%	462,551	44
Total demand	781,434	74	730,358	70	51,076	7%	764,532	73

Savings	106,170	10	109,472	10	(3,302)	(3%)	107,986	10
Total non-maturing deposits	887,604	84	839,830	80	47,774	6%	872,518	83

Certificates of deposit	166,925	16	206,395	20	(39,470)	(19%)	176,233	17
Total deposits	$1,054,529	100%	$1,046,225	100%	$8,304	1%	$1,048,751	100%

Total deposits at June 30, 2018, increased $8.3 million or 1% to $1.1 billion compared to June 30, 2017, and increased $5.8 million or 2% annualized compared to March 31, 2018. Total non-maturing deposits increased $47.8 million or 6% compared to the same date a year ago and increased $15.1 million or 7% annualized compared to March 31, 2018. Certificates of deposit decreased $39.5 million or 19% compared to the same date a year ago and decreased $9.3 million or 21% annualized compared to March 31, 2018.

TABLE 5
WHOLESALE AND RECIPROCAL DEPOSITS - UNAUDITED
(amounts in thousands)
	At June 30,		At March 31,
	2018	2017	2018
CDARS / ICS reciprocal deposits	$60,538	$56,803	$56,732
Online listing service wholesale time deposits	25,491	42,709	29,159
Total wholesale and reciprocal deposits	$86,029	$99,512	$85,891

For calendar quarters prior to June 30, 2018, CDARS/ ICS reciprocal deposits were considered to be brokered deposits by regulatory authorities and were reported as such on quarterly Call Reports. With passage of The Economic Growth, Regulatory Relief and Consumer Protection Act in May 2018, this is no longer so.

AVERAGE COST OF FUNDS

The following table presents the average cost of interest-bearing deposits, all deposits and all interest-bearing liabilities for the periods indicated.

	TABLE 6
	AVERAGE COST OF FUNDS - UNAUDITED
	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2017	2017	2017	2017	2016	2016
Interest-bearing deposits	0.41%	0.41%	0.42%	0.43%	0.42%	0.39%	0.40%	0.39%
Interest-bearing deposits and noninterest-bearing demand	0.29%	0.29%	0.30%	0.31%	0.31%	0.29%	0.29%	0.29%
All interest-bearing liabilities	0.68%	0.60%	0.59%	0.60%	0.60%	0.56%	0.57%	0.56%
All interest-bearing liabilities and noninterest-bearing demand	0.50%	0.43%	0.42%	0.43%	0.44%	0.42%	0.42%	0.42%

INCOME STATEMENT OVERVIEW

TABLE 7
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)
For The Three Months Ended
	June 30,		Change		March 31,	Change
	2018	2017	Amount	%	2018	Amount	%
Interest income	$12,990	$11,320	$1,670	15%	$12,530	$460	4%
Interest expense	1,410	1,145	265	23%	1,185	225	19%
Net interest income	11,580	10,175	1,405	14%	11,345	235	2%
Provision for loan and lease losses	—	300	(300)	(100%)	—	—	—%
Noninterest income	962	995	(33)	(3%)	982	(20)	(2%)
Noninterest expense	7,671	7,726	(55)	(1%)	8,033	(362)	(5%)
Income before provision for income taxes	4,871	3,144	1,727	55%	4,294	577	13%
Provision for income taxes	1,253	935	318	34%	1,053	200	19%
Net income	$3,618	$2,209	$1,409	64%	$3,241	$377	12%

Basic earnings per share	$0.22	$0.15	$0.07	47%	$0.20	$0.02	10%
Average basic shares	16,245	15,014	1,231	8%	16,225	20	—%
Diluted earnings per share	$0.22	$0.15	$0.07	47%	$0.20	$0.02	10%
Average diluted shares	16,325	15,113	1,212	8%	16,310	15	—%
Dividends declared per common share	$0.04	$0.03	$0.01	33%	$0.03	$0.01	33%

Second Quarter of 2018 Compared With Second Quarter of 2017

Net income for the second quarter of 2018 increased $1.4 million compared to the second quarter of 2017. In the current quarter, net interest income was $1.4 million higher, provision for loan and lease losses was $300 thousand lower and noninterest expense was $55 thousand lower. These positive changes were offset by noninterest income that was $33 thousand lower, and a provision for income taxes that was $318 thousand higher.

Net Interest Income

Net interest income increased $1.4 million compared to the same period a year ago.

Interest income for the three months ended June 30, 2018 increased $1.7 million or 15% to $13.0 million:

●	Interest and fees on loans increased $1.4 million due to a $101.4 million increase in average loan balances and an eight basis point increase in the average yield on the loan portfolio.

●	Interest on securities increased $285 thousand due to a $38.9 million increase in average securities balances and a five basis point increase in the average yield on the securities portfolio.

●

Interest on interest-bearing deposits due from banks decreased $21 thousand primarily due to a $29.7 million decrease in average interest-bearing deposit balances, partially offset by an 80 basis point increase in average yield resulting from increased fed funds rates.

Interest expense for the second quarter of 2018 increased $265 thousand or 23% to $1.4 million:

●

Interest expense on interest bearing deposits decreased $9 thousand. Average interest-bearing demand and savings deposit balances increased $43.0 million, while average certificate of deposit balances decreased $37.9 million. The average rate paid on interest-bearing deposits decreased one basis point.

●	Interest expense on other interest bearing liabilities increased $274 thousand primarily due to increased borrowing from the Federal Home Loan Bank of San Francisco.

Provision for loan and lease loss

As a result of continued improved asset quality and net loan loss recoveries, no provision for loan and lease losses was necessary during the current quarter compared with a provision for loan and lease losses of $300 thousand for the same quarter a year ago.

Noninterest Income

Noninterest income for the three months ended June 30, 2018 decreased $33 thousand compared to the second quarter for 2017, a variance not concentrated in any one item.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2018 decreased $55 thousand compared to the same period a year previous. The net decrease was due to the following:

●	$145 thousand in decreased professional fees.
●	$137 thousand decrease related to software development project costs that were written off in the same period a year previous.
●	$87 thousand decrease in telecommunications and occupancy costs.
●	$366 thousand increase in salaries and related benefit costs that increased primarily as a result of additional employees hired in our Sacramento market.

The Company’s efficiency ratio was 61.16% for the second quarter of 2018 compared to 69.17% during the same period in 2017.

Income Tax Provision

For the three months ended June 30, 2018, our income tax provision of $1.3 million on pre-tax income of $4.9 million was an effective tax rate of 25.7%. The current quarter effective tax rate reflects the benefits of the Tax Cuts and Jobs Act of 2017 which reduced the federal corporate tax rate from a graduated rate of 35% to a flat rate of 21%. This compares with a provision for income taxes for the second quarter of the prior year of $935 thousand on pre-tax income of $3.1 million (29.7% effective tax rate).

Second Quarter of 2018 Compared With First Quarter of 2018

Net income for the second quarter of 2018 increased $377 thousand compared to the first quarter of 2018. In the current quarter, net interest income was $235 thousand higher and noninterest expense was $362 thousand lower. These positive changes were offset by noninterest income that was $20 thousand lower and a provision for income taxes that was $200 thousand higher.

Net Interest Income

Net interest income increased $235 thousand over the prior quarter.

Interest income for the three months ended June 30, 2018 increased $460 thousand or 4% to $13.0 million.

●	Interest and fees on loans increased $435 thousand due to a $38.8 million increase in average loan balances and a seven basis point decrease in the average yield on the loan portfolio.
●	Interest on investment securities increased $19 thousand due to an eight basis point increase in average yield partially offset by an $8.5 million decrease in average securities balances.
●	Interest on interest-bearing deposits due from banks increased $6 thousand due to a 27 basis point increase average yields partially offset by a $3.8 million decrease in average balances.

Interest expense for the three months ended June 30, 2018 increased $225 thousand or 19% to $1.4 million.

●

Interest expense on deposits declined $8 thousand as average interest-bearing demand and savings deposits decreased $6.4 million, average certificates of deposit declined $11.1 million and the average rate paid on these deposits was unchanged.

●

Interest expense on borrowings from the Federal Home loan Bank of San Francisco increased $220 thousand. Federal Home loan Bank of San Francisco borrowings averaged $55.3 million compared to an average balance of $12.4 million for the prior quarter.

●	Interest expense on other term debt increased $13 thousand.

Provision for loan and lease loss

As a result of continued improved asset quality and net loan loss recoveries, no provision for loan and lease losses was necessary during the current or previous quarter.

Noninterest Income

Noninterest income for the three months ended June 30, 2018 decreased $20 thousand, a variance not concentrated in any one item.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2018 decreased $362 thousand compared to the first quarter of 2018. The decrease was primarily related to employee compensation.

The Company’s efficiency ratio was 61.16% for the second quarter of 2018 compared to 65.17% during the prior quarter.

Income Tax Provision

For the three months ended June 30, 2018, our income tax provision of $1.3 million on pre-tax income of $4.9 million with an effective tax rate of 25.72%. This compares with a provision for income taxes for the prior quarter of $1.1 million on pretax income of $4.3 million (24.5% effective tax rate).

Earnings Per Share

Diluted earnings per share were $0.22 for the three months ended June 30, 2018 compared with diluted earnings per share of $0.15 for the same period a year ago and diluted earnings per share of $0.20 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in table 6 presented earlier in this press release.

TABLE 8a
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)
	For The Three Months Ended
	June 30, 2018			June 30, 2017			March 31, 2018
	Average		Yield /	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$922,687	$11,164	4.85%	$821,321	$9,758	4.77%	$883,876	$10,729	4.92%
Taxable securities	206,247	1,278	2.49%	143,705	872	2.43%	205,302	1,209	2.39%
Tax-exempt securities	50,306	413	3.29%	73,927	534	2.90%	59,789	463	3.14%
Interest-bearing deposits in other banks	29,041	135	1.86%	58,691	156	1.07%	32,890	129	1.59%
Average interest-earning assets	1,208,281	12,990	4.31%	1,097,644	11,320	4.14%	1,181,857	12,530	4.30%
Cash and due from banks	19,880			17,364			17,666
Premises and equipment, net	14,167			15,809			14,557
Other assets	34,369			39,630			34,483
Average total assets	$1,276,697			$1,170,447			$1,248,563

Interest-bearing liabilities:
Interest-bearing demand	$467,651	215	0.18%	$421,888	184	0.17%	$470,440	221	0.19%
Savings deposits	107,108	64	0.24%	109,857	47	0.17%	110,725	59	0.22%
Certificates of deposit	170,824	488	1.15%	208,703	545	1.05%	181,901	495	1.10%
Federal Home Loan Bank of San Francisco borrowings	55,275	267	1.94%	1,209	3	1.00%	12,444	47	1.53%
Other borrowings net of unamortized debt issuance costs	15,614	279	7.17%	18,330	295	6.46%	16,528	281	6.90%
Junior subordinated debentures	10,310	97	3.77%	10,310	71	2.76%	10,310	82	3.23%
Average interest-bearing liabilities	826,782	1,410	0.68%	770,297	1,145	0.60%	802,348	1,185	0.60%
Noninterest-bearing demand	309,199			275,039			307,397
Other liabilities	12,535			12,256			11,749
Shareholders’ equity	128,181			112,855			127,069
Average liabilities and shareholders’ equity	$1,276,697			$1,170,447			$1,248,563
Net interest income and net interest margin (4)		$11,580	3.84%		$10,175	3.72%		$11,345	3.89%
Tax equivalent net interest margin (3)			3.88%			3.82%			3.94%

(1) Interest income on loans is net of deferred fees and costs of approximately $145 thousand, $131 thousand, and $137 thousand for the three months ended June 30, 2018, and 2017 and March 31, 2018, respectively.

(2) Net loans includes average nonaccrual loans of $4.2 million, $9.8 million and $4.8 million for the three months ended June 30, 2018 and 2017 and March 31, 2018, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 21% for 2018 and at a 34% tax rate for 2017. The amount of such adjustments was an addition to recorded income of approximately $110 thousand, $275 thousand and $123 thousand for the three months ended June 30, 2018 and 2017 and March 31, 2018, respectively.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 8b
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)
	For The Six Months Ended
	June 30, 2018			June 30, 2017
	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$903,389	$21,893	4.89%	$814,098	$19,142	4.74%
Taxable securities	205,777	2,487	2.44%	140,660	1,661	2.38%
Tax-exempt securities	55,021	876	3.21%	73,726	1,064	2.91%
Interest-bearing deposits in other banks	30,967	264	1.72%	57,920	270	0.94%
Average interest-earning assets	1,195,154	25,520	4.31%	1,086,404	22,137	4.11%
Cash and due from banks	18,767			17,120
Premises and equipment, net	14,361			15,986
Other assets	34,428			39,928
Average total assets	$1,262,710			$1,159,438

Interest-bearing liabilities:
Interest-bearing demand	$469,038	436	0.19%	$421,156	332	0.16%
Savings deposits	108,907	123	0.23%	111,742	94	0.17%
Certificates of deposit	176,332	983	1.12%	211,934	1,074	1.02%
Federal Home Loan Bank of San Francisco borrowings	33,978	314	1.86%	608	3	1.00%
Other borrowings net of unamortized debt issuance costs	16,069	560	7.03%	18,463	588	6.42%
Junior subordinated debentures	10,310	179	3.50%	10,310	137	2.68%
Average interest-bearing liabilities	814,634	2,595	0.64%	774,213	2,228	0.58%
Noninterest-bearing demand	308,304			268,994
Other liabilities	12,144			12,343
Shareholders’ equity	127,628			103,888
Average liabilities and shareholders’ equity	$1,262,710			$1,159,438
Net interest income and net interest margin (4)		$22,925	3.87%		$19,909	3.70%
Tax equivalent net interest margin (3)			3.91%			3.80%

(1) Interest income on loans is net of deferred fees and costs of approximately $282 thousand and $328 thousand for the six months ended June 30, 2018 and 2017, respectively.
(2) Net loans includes average nonaccrual loans of $4.5 million and $10.3 million for the six months ended June 30, 2018 and 2017, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 21% tax rate for 2018 and at a 34% tax rate for 2017. The amount of such adjustments was an addition to recorded income of approximately $233 thousand and $548 thousand for the six months ended June 30, 2018 and 2017, respectively.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 9

ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED

(amounts in thousands)

	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Beginning balance ALLL	$12,295	$11,925	$11,692	$11,688	$11,641
Provision for loan and lease losses	—	—	450	—	300
Loans charged-off	(382)	(390)	(451)	(245)	(359)
Loan loss recoveries	475	760	234	249	106
Ending balance ALLL	$12,388	$12,295	$11,925	$11,692	$11,688

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2018	2018	2017	2017	2017
Nonaccrual loans:
Commercial	$1,358	$1,109	$1,603	$2,309	$2,410
Real estate - commercial non-owner occupied	—	—	—	—	1,196
Real estate - commercial owner occupied	—	—	600	617	639
Real estate - residential - ITIN	2,613	2,839	2,909	3,201	3,346
Real estate - residential - 1-4 family mortgage	184	188	606	626	653
Real estate - residential - equity lines	44	45	45	815	872
Consumer and other	33	35	36	37	38
Total nonaccrual loans	4,232	4,216	5,799	7,605	9,154
Accruing troubled debt restructured loans:
Commercial	1,420	1,516	1,551	671	703
Real estate - commercial non-owner occupied	799	800	803	805	806
Real estate - residential - ITIN	4,592	4,554	4,614	4,655	4,712
Real estate - residential - equity lines	372	376	380	441	445
Total accruing troubled debt restructured loans	7,183	7,246	7,348	6,572	6,666

All other accruing impaired loans	—	—	—	—	—

Total impaired loans	$11,415	$11,462	$13,147	$14,177	$15,820

Gross loans outstanding at period end	$936,816	$900,420	$879,835	$824,874	$815,388

Impaired loans to gross loans	1.22%	1.27%	1.49%	1.72%	1.94%
Nonaccrual loans to gross loans	0.45%	0.47%	0.66%	0.92%	1.12%

Allowance for loan and lease losses as a percent of:
Gross loans	1.32%	1.37%	1.36%	1.42%	1.43%
Nonaccrual loans	292.72%	291.63%	205.64%	153.74%	127.68%
Impaired loans	108.52%	107.27%	90.71%	82.47%	73.88%

We continue to monitor credit quality and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. As a result of continued improved asset quality and net loan loss recoveries, no provision for loan and lease losses was necessary during the current or prior quarter. This compared with a provision of $300 thousand for the three months ended June 30, 2017. Our ALLL as a percentage of gross loans was 1.32% as of June 30, 2018 compared to 1.43% as of June 30, 2017 and 1.37% as of March 31, 2018. Based on the Bank’s ALLL methodology, which uses criteria such as risk factors and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at June 30, 2018. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At June 30, 2018, the recorded investment in loans classified as impaired totaled $11.4 million, with a corresponding specific reserve of $1.2 million compared to impaired loans of $15.8 million with a corresponding specific reserve of $1.1 million at June 30, 2017 and impaired loans of $11.5 million, with a corresponding specific reserve of $1.1 million at March 31, 2018.

TABLE 10
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)
	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2018	2018	2017	2017	2017
Nonaccrual	$3,218	$3,237	$3,581	$4,403	$4,630
Accruing	7,183	7,246	7,348	6,572	6,666
Total troubled debt restructurings	$10,401	$10,483	$10,929	$10,975	$11,296

Troubled debt restructurings as a percentage of total gross loans	1.11%	1.16%	1.24%	1.33%	1.39%

There were no new troubled debt restructurings during the three months ended June 30, 2018. As of June 30, 2018, we had 110 restructured loans that qualified as troubled debt restructurings, of which all were performing according to their restructured terms.

TABLE 11
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)
	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2018	2018	2017	2017	2017
Total nonaccrual loans	$4,232	$4,216	$5,799	$7,605	$9,154
90 days past due and still accruing	—	—	—	—	—
Total nonperforming loans	4,232	4,216	5,799	7,605	9,154

Other real estate owned ("OREO")	140	60	35	699	1,517
Total nonperforming assets	$4,372	$4,276	$5,834	$8,304	$10,671

Nonperforming loans to gross loans	0.45%	0.47%	0.66%	0.92%	1.12%
Nonperforming assets to total assets	0.34%	0.34%	0.46%	0.67%	0.88%

The June 30, 2018 OREO balance consists of five 1-4 family residential real estate properties in the amount of $140 thousand. The increase in the OREO balance compared to the prior quarter is due to the transfer of three 1-4 family residential properties to OREO totaling $79 thousand. There were no OREO dispositions in the current quarter compared to sales resulting in net gains of $12 thousand and net gains of $16 thousand in the same quarter a year ago and in the prior quarter, respectively.

TABLE 12
UNAUDITED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)
	At June 30,	At June 30,	Change		At March 31,
	2018	2017	$	%	2018
Assets:
Cash and due from banks	$23,996	$23,420	$576	2%	$16,247
Interest-bearing deposits in other banks	15,690	73,434	(57,744)	(79%)	17,376
Total cash and cash equivalents	39,686	96,854	(57,168)	(59%)	33,623

Securities available-for-sale, at fair value	247,639	209,609	38,030	18%	255,917
Securities held-to-maturity, at amortized cost	—	31,329	(31,329)	(100%)	—
Loans, net of deferred fees and costs	938,579	816,929	121,650	15%	902,133
Allowance for loan and lease losses	(12,388)	(11,688)	(700)	6%	(12,295)
Net loans	926,191	805,241	120,950	15%	889,838

Premises and equipment, net	13,908	15,417	(1,509)	(10%)	14,214
Other real estate owned	140	1,517	(1,377)	(91%)	60
Life insurance	22,155	21,629	526	2%	22,027
Deferred tax asset, net	7,815	8,723	(908)	(10%)	7,523
Goodwill and core deposit intangible, net	1,920	2,141	(221)	(10%)	1,975
Other assets	22,050	19,634	2,416	12%	20,398
Total assets	$1,281,504	$1,212,094	$69,410	6%	$1,245,575

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$316,347	$303,560	$12,787	4%	$301,981
Demand - interest-bearing	465,087	426,798	38,289	9%	462,551
Savings	106,170	109,472	(3,302)	(3%)	107,986
Certificates of deposit	166,925	206,395	(39,470)	(19%)	176,233
Total deposits	1,054,529	1,046,225	8,304	1%	1,048,751

Term debt:
Federal Home Loan Bank of San Francisco borrowings	60,000	—	60,000	100%	30,000
Other borrowings	15,296	18,300	(3,004)	(16%)	16,196
Unamortized debt issuance costs	(115)	(161)	46	(29%)	(127)
Net term debt	75,181	18,139	57,042	314%	46,069

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	11,406	11,468	(62)	(1%)	12,723
Total liabilities	1,151,426	1,086,142	65,284	6%	1,117,853

Shareholders' equity:
Common stock	52,043	51,651	392	1%	51,959
Retained earnings	81,475	73,789	7,686	10%	78,507
Accumulated other comprehensive (loss) income, net of tax	(3,440)	512	(3,952)	(772%)	(2,744)
Total shareholders' equity	130,078	125,952	4,126	3%	127,722
Total liabilities and shareholders' equity	$1,281,504	$1,212,094	$69,410	6%	$1,245,575

Total interest-earning assets	$1,206,791	$1,130,619	$76,172	7%	$1,179,321
Shares outstanding	16,318	16,260	58	—%	16,315
Book value per share	$7.97	$7.75	$0.22	3%	$7.83
Tangible book value per share (1)	$7.85	$7.61	$0.24	3%	$7.71

(1) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

TABLE 13
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)
	For The Three Months Ended					For The Six Months Ended
	June 30,		Change		March 31,	June 30,
	2018	2017	$	%	2018	2018	2017
Interest income:
Interest and fees on loans	$11,164	$9,758	$1,406	14%	$10,729	$21,893	$19,142
Interest on taxable securities	1,278	872	406	47%	1,209	2,487	1,661
Interest on tax-exempt securities	413	534	(121)	(23%)	463	876	1,064
Interest on interest-bearing deposits in other banks	135	156	(21)	(13%)	129	264	270
Total interest income	12,990	11,320	1,670	15%	12,530	25,520	22,137
Interest expense:
Interest on demand deposits	215	184	31	17%	221	436	332
Interest on savings deposits	64	47	17	36%	59	123	94
Interest on certificates of deposit	488	545	(57)	(10%)	495	983	1,074
Interest on Federal Home Loan Bank of San Francisco borrowings	267	3	264	8,800%	47	314	3
Interest on other borrowings	279	295	(16)	(5%)	281	560	588
Interest on junior subordinated debentures	97	71	26	37%	82	179	137
Total interest expense	1,410	1,145	265	23%	1,185	2,595	2,228
Net interest income	11,580	10,175	1,405	14%	11,345	22,925	19,909
Provision for loan and lease losses	—	300	(300)	(100%)	—	—	500
Net interest income after provision for loan and lease losses	11,580	9,875	1,705	17%	11,345	22,925	19,409
Noninterest income:
Service charges on deposit accounts	175	142	33	23%	176	351	269
ATM and point of sale fees	300	288	12	4%	266	566	554
Fees on payroll and benefit processing	146	147	(1)	(1%)	169	315	338
Life insurance	127	135	(8)	(6%)	129	256	781
Gain (loss) on investment securities, net	4	35	(31)	(89%)	36	40	101
Federal Home Loan Bank of San Francisco dividends	95	54	41	76%	80	175	157
Gain (loss) on sale of OREO	—	12	(12)	(100%)	16	16	(59)
Insured cash sweep fees	—	73	(73)	(100%)	—	—	105
Other income	115	109	6	6%	110	225	220
Total noninterest income	962	995	(33)	(3%)	982	1,944	2,466

TABLE 13 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)
	For The Three Months Ended					For The Six Months Ended
	June 30,		Change		March 31,	June 30,
	2018	2017	$	%	2018	2018	2017
Noninterest expense:
Salaries and related benefits	4,513	4,147	366	9%	4,855	9,368	9,005
Premises and equipment	1,016	1,054	(38)	(4%)	1,071	2,087	2,102
Federal Deposit Insurance Corporation insurance premium	93	104	(11)	(11%)	96	189	152
Data processing fees	471	451	20	4%	432	903	857
Professional service fees	314	459	(145)	(32%)	345	659	843
Telecommunications	178	223	(45)	(20%)	216	394	434
Other expenses	1,086	1,288	(202)	(16%)	1,018	2,104	2,323
Total noninterest expense	7,671	7,726	(55)	(1%)	8,033	15,704	15,716
Income before provision for income taxes	4,871	3,144	1,727	55%	4,294	9,165	6,159
Provision for income taxes	1,253	935	318	34%	1,053	2,306	1,698
Net income	$3,618	$2,209	$1,409	64%	$3,241	$6,859	$4,461

Basic earnings per share	$0.22	$0.15	$0.07	47%	$0.20	$0.42	$0.31
Average basic shares	16,245	15,014	1,231	8%	16,225	16,237	14,220
Diluted earnings per share	$0.22	$0.15	$0.07	47%	$0.20	$0.42	$0.31
Average diluted shares	16,325	15,113	1,212	8%	16,310	16,319	14,321

TABLE 14
UNAUDITED CONDENSED CONSOLIDATED
YEAR TO DATE AVERAGE BALANCE SHEETS
(amounts in thousands)
	For the Six Months Ended		For the Twelve Months Ended
	June 30,	June 30,	December 31,	December 31,	December 31,
	2018	2017	2017	2016	2015
Earning assets:
Loans	$903,389	$814,098	$818,119	$752,938	$699,227
Taxable securities	205,777	140,660	165,333	120,884	120,897
Tax exempt securities	55,021	73,726	74,231	75,303	77,089
Interest-bearing deposits in other banks	30,967	57,920	66,872	58,668	30,323
Total earning assets	1,195,154	1,086,404	1,124,555	1,007,793	927,536

Cash and due from banks	18,767	17,120	18,301	15,831	11,220
Premises and equipment, net	14,361	15,986	15,567	15,078	11,552
Other assets	34,428	39,928	39,828	41,048	42,423
Total assets	$1,262,710	$1,159,438	$1,198,251	$1,079,750	$992,731

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$308,304	$268,994	$289,735	$226,368	$156,578
Demand - interest-bearing	469,038	421,156	434,705	374,170	283,105
Savings	108,907	111,742	111,376	104,771	92,659
Certificates of deposit	176,332	211,934	205,648	221,074	238,626
Total deposits	1,062,581	1,013,826	1,041,464	926,383	770,968

Federal Home Loan Bank of San Francisco borrowings	33,978	608	302	17,856	87,548
Other borrowings net of unamortized debt issuance costs	16,069	18,463	17,981	19,430	1,326
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	12,144	12,343	12,293	13,217	16,588
Total liabilities	1,135,082	1,055,550	1,082,350	987,196	886,740

Shareholders' equity	127,628	103,888	115,901	92,554	105,991
Liabilities & shareholders' equity	$1,262,710	$1,159,438	$1,198,251	$1,079,750	$992,731

TABLE 15
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)
	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Earning assets:
Loans	$922,687	$883,876	$839,004	$805,144	$821,321
Taxable securities	206,247	205,302	199,849	179,362	143,705
Tax exempt securities	50,306	59,789	72,152	77,303	73,927
Interest-bearing deposits in other banks	29,041	32,890	67,032	84,323	58,691
Total earning assets	1,208,281	1,181,857	1,178,037	1,146,132	1,097,644

Cash and due from banks	19,880	17,666	19,783	19,143	17,364
Premises and equipment, net	14,167	14,557	14,948	15,362	15,809
Other assets	34,369	34,483	39,192	40,263	39,630
Total assets	$1,276,697	$1,248,563	$1,251,960	$1,220,900	$1,170,447

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$309,199	$307,397	$316,961	$303,314	$275,039
Demand - interest-bearing	467,651	470,440	459,451	436,614	421,888
Savings	107,108	110,725	111,725	110,305	109,857
Certificates of deposit	170,824	181,901	194,886	204,044	208,703
Total deposits	1,054,782	1,070,463	1,083,023	1,054,277	1,015,487

Federal Home Loan Bank of San Francisco borrowings	55,275	12,444	—	—	1,209
Other borrowings net of unamortized debt issuance costs	15,614	16,528	17,211	17,804	18,330
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	12,535	11,749	12,554	11,935	12,256
Total liabilities	1,148,516	1,121,494	1,123,098	1,094,326	1,057,592

Shareholders' equity	128,181	127,069	128,862	126,574	112,855
Liabilities & shareholders' equity	$1,276,697	$1,248,563	$1,251,960	$1,220,900	$1,170,447

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Redding Bank of Commerce which operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing community banking and financial services through nine offices located in northern California. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959